SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

SKILLSOFT PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SKILLSOFT PUBLIC LIMITED COMPANY

Belfield Office Park

Clonskeagh
Dublin 4, Ireland

August 27, 2004

To the Shareholders of SkillSoft Public Limited Company:

      We are holding an Extraordinary General Meeting of shareholders to seek your approval of a share purchase program to allow us and/or certain of our subsidiaries to purchase our shares out of profits available for distribution. A share purchase proposal authorizing only SkillSoft PLC, and not any of our subsidiaries, to purchase our shares was originally contemplated for presentation to shareholders at our Annual General Meeting on August 27, 2004. However, because certain of our subsidiaries may have profits available for distribution even if SkillSoft PLC does not have such profits at the parent level, we believe that allowing our subsidiaries, in addition to SkillSoft PLC, to directly purchase our shares provides us with greater flexibility to purchase our shares using profits available for distribution at the subsidiary level. Accordingly, we withdrew from the Annual General Meeting, upon the agreement of the holders of our ordinary shares present at our Annual General Meeting, the share repurchase proposal and are instead holding an Extraordinary General Meeting to consider a modified share repurchase proposal. The Extraordinary General Meeting will take place at 8:00 a.m. local time on September 24, 2004 at the offices of Binchys Solicitors, 40 Lower Baggot Street, Dublin 2, Ireland.

      Enclosed in this package is our proxy statement soliciting your approval of the proposal described above. I urge you to read and consider these materials carefully. Please complete, sign, date and return your proxy form in the enclosed envelope.

      On behalf of our board of directors, thank you for your continued support.

Sincerely,
CHARLES E. MORAN
Chief Executive Officer

SKILLSOFT PUBLIC LIMITED COMPANY

(REGISTERED IN IRELAND — NO. 148294)

NOTICE OF EXTRAORDINARY GENERAL MEETING

     Notice is Hereby Given that an EXTRAORDINARY GENERAL MEETING of SkillSoft Public Limited Company (the “Company”), a corporation organized under the laws of Ireland, will be held at Binchys Solicitors, 40 Lower Baggot Street, Dublin 2, Ireland on September 24, 2004, at 8:00 a.m., local time (the “Meeting”), for the purpose of passing the following resolution which will be proposed as a special resolution:

SPECIAL RESOLUTION

      THAT, subject to compliance with all applicable laws, the terms of the share purchase agreement proposed to be entered into among the Company, CBT (Technology) Limited being a subsidiary of the Company, CBT Finance Limited being a subsidiary of the Company, and Credit Suisse First Boston LLC (the “Agreement”) relating to the right to purchase by the Company and/or CBT (Technology) Limited and/or CBT Finance Limited and/or any other subsidiary of the Company nominated by the Company under the Agreement (a “Nominated Subsidiary”) up to an aggregate of 7,000,000 of the Company’s ordinary shares (represented by American Depositary Shares (“ADSs”)) (subject to adjustment as provided for in the Agreement), a copy of which Agreement has been available for inspection by the members of the Company in accordance with Section 213 (5) of the Companies Act, 1990 (the “1990 Act”), be and the same are hereby approved and authorized for the purposes of Part XI of the 1990 Act, provided that this authority shall expire at the close of business on March 24, 2006 unless previously renewed, varied or revoked in accordance with Section 213 of the 1990 Act. The Company and/or CBT (Technology) Limited and/or CBT Finance Limited and/or any or all of the Nominated Subsidiaries shall be entitled under such authority or under any renewal thereof to enter into, at any time prior to the expiry of such authority, a contract of purchase, which would or might be wholly executed after such expiry, and may complete any such contract as if the authority hereby conferred had not expired. All ordinary shares (represented by ADSs) purchased by the Company pursuant to the Agreement shall either be cancelled upon their purchase or held as treasury shares at the option of the Company’s Board of Directors. All ordinary shares (represented by ADSs) purchased by any Subsidiary pursuant to the Agreement shall, for the purposes of the consolidated accounts prepared by the Company, be treated in the same manner as treasury shares, the subsidiary shall not be entitled to exercise any voting rights in respect of any such shares and the profits of such subsidiary available for distribution will be restricted by an amount equal to the total cost of such shares. For the purposes of this resolution “subsidiary” shall have the meaning ascribed to it in Section 155 of the Companies Act 1963 as extended by Regulation 4 of the European Communities (Public Limited Companies Subsidiaries) Regulations 1997.

By Order of the Board

CHARLES E. MORAN
Chief Executive Officer

August 27, 2004

Registered Office:

Belfield Office Park
Clonskeagh
Dublin 4
Ireland

NOTES:

      1.     The foregoing item of business is more fully described in the proxy statement accompanying this Notice. You are urged to read the proxy statement carefully.

      2.     Those holders of ordinary shares whose names appear in the Register of Members of the Company (“Members”) on the date the proxy statement is dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment of the Meeting. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting and any adjournment of the Meeting.

      3.     Holders of the Company’s ADSs may not vote at the Meeting; however, The Bank of New York, as depositary for the ordinary shares underlying and represented by the ADSs, has the right to vote all of the ordinary shares represented by ADSs, subject to certain limitations described in the proxy statement. Voting of the ADSs is more fully described in the proxy statement accompanying this Notice. The Bank of New York has set July 16, 2004, which is the same date as the record date set by the Company, as the record date for the determination of those holders of American Depositary Receipts representing such ADSs entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment of the Meeting.

      4.     A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy does not need to be a Member of the Company. To be valid, proxy forms must be deposited with the Company’s Registrars, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not later than 7:45 a.m. on September 22, 2004. A Member is not precluded from attending the Meeting and from speaking or voting at the Meeting even if the Member has completed a proxy form.

      5.     A copy of the proposed share purchase agreement will be on display at the registered office of the Company and available for inspection by Members for the 21 days immediately preceding the Meeting, and will be available for inspection at the Meeting itself.

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

GENERAL INFORMATION CONCERNING THE EXTRAORDINARY GENERAL MEETING
General
Record Date
Quorum
Share Purchase Proposal Vote Required
Voting of Ordinary Shares
Voting of ADSs
Expenses of Solicitation of Proxies
Revocability of Proxies
SHARE PURCHASE PROPOSAL
General
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL
Summary of The Share Purchase Proposal
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
Other Business
Shareholder Proposals To Be Presented at the 2005 Annual General Meeting
Important Notice Regarding Delivery of Security Holder Documents

SKILLSOFT PUBLIC LIMITED COMPANY

Belfield Office Park

Clonskeagh
Dublin 4, Ireland

PROXY STATEMENT

GENERAL INFORMATION CONCERNING THE EXTRAORDINARY GENERAL MEETING

General

      The enclosed proxy is solicited on behalf of SkillSoft Public Limited Company (the “Company”) for use at the Extraordinary General Meeting of Shareholders to be held on September 24, 2004 at Binchys Solicitors, 40 Lower Baggot Street, Dublin 2, Ireland at 8:00 a.m., local time, or at any adjournment of the Extraordinary General Meeting, for the purposes set forth in the accompanying Notice of Extraordinary General Meeting.

      These proxy solicitation materials were first mailed on or about August 31, 2004 to ADS holders as of the record date (described below) and to all ordinary shareholders entitled to attend and vote at the Extraordinary General Meeting as of such mailing date.

Record Date

      Record Date for Holders of the Company’s Ordinary Shares. Holders of the Company’s ordinary shares, or Members, whose names appear in the Register of Members, maintained by the Company’s registrars, Computershare Investor Services (Ireland) Limited, on the date the proxy statement is mailed to Members are entitled to receive notice of the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. In addition, any person who is a Member on the date of the Extraordinary General Meeting is entitled to attend and vote at the Extraordinary General Meeting and any adjournment of the Extraordinary General Meeting.

      Record Date for Holders of the Company’s ADSs. The Bank of New York, as the registrar and transfer agent for the Company’s ADSs, as well as the depositary for the Company’s ordinary shares represented by the ADSs, has fixed the close of business on July 16, 2004, which date is the same as the record date set by the Company, as the record date for determining the ADS holders entitled to give instructions for the exercise of voting rights at the Extraordinary General Meeting and any adjournment of the Extraordinary General Meeting.

      As of July 16, 2004, there were 105,695,241 of the Company’s ordinary shares, par value €0.11 per share, issued and outstanding held by approximately 11 holders of record. As of July 16, 2004, there were 105,687,595 of the Company’s ADSs issued and outstanding. Each ADS represents one ordinary share. The ADSs are quoted on the NASDAQ National Market under the symbol “SKIL.” As of July 16, 2004, there were approximately 377 registered holders of the Company’s ADSs. The ordinary shares represented by the ADSs are owned of record by AIB Custodial Nominees Limited on behalf of The Bank of New York.

Quorum

      To conduct business at the Extraordinary General Meeting, a quorum must be present. The Company’s Articles of Association provide that the presence at an Extraordinary General Meeting, either in person or by proxy, of three (3) persons entitled to vote at the Extraordinary General Meeting, and who together hold not less than one-third of the Company’s voting share capital in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. The Company will treat ordinary shares represented by a properly signed and returned proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for a vote) as present at the meeting for the purposes of determining the presence or absence of a quorum for the transaction of business.

Share Purchase Proposal Vote Required

      The affirmative vote of the holders of three-fourths of the ordinary shares represented, in person or by proxy, at the Extraordinary General Meeting and voting on the proposal is required to approve the share purchase agreement. Unless otherwise instructed the proxies will vote “FOR” this resolution.

Voting of Ordinary Shares

      Generally. Votes may be given at the Extraordinary General Meeting either personally or by proxy. Voting at the Extraordinary General Meeting will be by a show of hands, unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote, provided, that no individual shall have more than one vote, and, on a poll, each shareholder shall have one vote for each share of which he, she or it is the holder. Where there is a tie, whether on a show of hands or on a poll, the chair of the meeting is entitled to a casting vote in addition to any other vote he may have. A poll may, subject to the provisions of the Irish Companies Acts, be demanded by: (i) the chair of the meeting; (ii) at least three Members present (in person or by proxy) having the right to attend and vote at the meeting; (iii) any Member or Members present (in person or by proxy) representing in aggregate not less than one-tenth of the total voting rights of all the Members having the right to attend and vote at the meeting; or (iv) a Member or Members present (in person or by proxy) holding the Company’s shares conferring the right to attend and vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. On a poll, a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

      Proxies. Ordinary shares represented by a properly signed and dated proxy will be voted at the Extraordinary General Meeting in accordance with instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR approval of the proposal presented at the Extraordinary General Meeting as more fully described in this proxy statement. Subject to any limitations imposed by law or the applicable rules of the Securities and Exchange Commission, a proxy holder may vote the proxy in his or her discretion as to any other matter which may properly come before the Extraordinary General Meeting.

      Abstentions. The Company will count a properly executed proxy marked ABSTAIN as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Extraordinary General Meeting. An abstention will not have an effect on the vote for any of the proposal to be voted upon at the meeting. Shares held by shareholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the approval of the share purchase agreement.

Voting of ADSs

      Generally. Holders of ADSs may not vote at the Extraordinary General Meeting. The Bank of New York has the right, subject to certain limitations set forth in the Deposit Agreements among the Company, The Bank of New York and the owners and beneficial owners of ADSs, to vote all of the Company’s ordinary shares represented by ADSs. Under the terms of the Deposit Agreements, however, The Bank of New York is required to cast its votes with respect to those ordinary shares for which it receives instructions from the holders of the ADSs representing such ordinary shares in accordance with the instructions received.

      Record Date; Notice of Extraordinary General Meeting. Under the terms of the Deposit Agreements, whenever The Bank of New York receives notice of any meeting of holders of ordinary shares, The Bank of New York is required to fix a record date, which shall be the record date, if any, established by the Company for the purpose of such meeting or, if different, as close to the date established by the Company as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreements.

      Upon receipt of notice of any of the Company’s meetings or the solicitation for consents or proxies from the holders of ordinary shares, The Bank of New York is required, if so requested in writing by the Company, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of The Bank of New York, containing:

•	the information contained in the notice of meeting received by The Bank of New York from the Company;

•	a statement that the owners of ADSs at the close of business on a specified record date are entitled, subject to any applicable provisions of Irish law and of the Company’s Articles of Association, to instruct The Bank of New York as to the exercise by The Bank of New York of the voting rights, if any, pertaining to the number of ordinary shares represented by their respective ADSs;

•	a statement that owners of ADSs who instruct The Bank of New York as to the exercise of their voting rights will be deemed to have instructed The Bank of New York or its authorized representative to call for a poll with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and of the Company’s Articles of Association; and

•	a statement as to the manner in which the instructions may be given, including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph, and if no instruction is received, to The Bank of New York to give a discretionary proxy to a person designated by the Company.

      Voting of Ordinary Shares Underlying ADSs. Upon the written request of an owner of ADSs on the record date, received on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will, insofar as practicable, vote or cause to be voted the number of ordinary shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to the Company’s Articles of Association and applicable Irish law, The Bank of New York will cause its authorized representative to attend each meeting of holders of ordinary shares and call for a poll as instructed for the purpose of effecting such vote. The Bank of New York will not vote or attempt to exercise the rights to vote that attach to the ordinary shares other than in accordance with such instructions or deemed instructions.

      Discretionary Proxies. The Deposit Agreements provide that if no instructions are received by The Bank of New York from any owner of ADSs with respect to any of the ordinary shares represented by the ADSs on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will deem such owner of ADSs to have instructed The Bank of New York to give a discretionary proxy to a person designated by the Company with respect to such ordinary shares and The Bank of New York will give a discretionary proxy to a person designated by the Company to vote such ordinary shares, under circumstances and according to the terms as set forth in the Deposit Agreements. However, no such instructions will be deemed given and no such discretionary proxy will be given if the Company notifies The Bank of New York, and the Company has agreed to provide such notice as promptly as practicable in writing, that the matter to be voted upon is one of the following:

•	a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14A promulgated by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by the Company’s management (i.e., a contest);

•	relates to a merger or consolidation in limited circumstances involving a merger between the Company and a wholly-owned subsidiary;

•	involves rights of appraisal;

•	authorizes mortgaging of property;

•	authorizes or creates indebtedness or increases the authorized amount of indebtedness;

•	authorizes or creates preference shares or increases the authorized amount of existing preference shares;

•	alters the terms or conditions of any shares then outstanding or existing indebtedness;

•	involves the waiver or modification of preemptive rights, except when the Company’s proposal is to waive such rights for ordinary shares being offered under share option or purchase plans involving the additional issuance of not more than 5% of the Company’s outstanding ordinary shares;

•	alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share, except where cumulative voting provisions govern the number of votes per share for election of directors and the Company’s proposal involves a change in the number of the Company’s directors by not more than 10% or not more than one;

•	changes existing quorum requirements for shareholder meetings;

•	authorizes the issuance of ordinary shares, or options to purchase ordinary shares, to the Company’s directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding. However, when no plan is amended to extend its duration, the Company shall factor into the calculation the number of ordinary shares that remain available for issuance, the number of ordinary shares subject to outstanding options and any ordinary shares being added. Should there be more than one plan being considered at the same meeting, all ordinary shares will be aggregated;

•	authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of the Company’s average annual income before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring the annual costs above 10% of such average annual income before taxes. Should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of: (1) retirement plans based on agreement or negotiations with labor unions or which have been or are to be approved by such unions, and (2) any related retirement plan for the benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of shareholders concurrently with such union-negotiated plan;

•	changes the Company’s purposes or powers to an extent which would permit the Company to change to a materially different line of business and the Company’s stated intention is to make such a change;

•	authorizes the acquisition of property, assets or a company, where the consideration to be given has a fair value of 20% or more of the market value of the Company’s previously outstanding ADSs and ordinary shares;

•	authorizes the sale or other disposition of 20% or more of the Company’s assets or earning power as measured prior to the closing of the transactions;

•	authorizes a transaction which is not in the ordinary course of business in which an officer, director or substantial security holder of the Company has a direct or indirect interest; or

•	reduces the Company’s earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years’ ordinary share dividends computed at the current dividend rate.

      The proposal to be acted upon at the Extraordinary General Meeting is a matter for which The Bank of New York may deem that instruction has been given for The Bank of New York to give a discretionary proxy to a person designated by the Company where no instruction is received. Therefore, The Bank of New York will give a discretionary proxy to a person designated by the Company to vote such ordinary shares for which no instruction has been given.

      Inspection of Reports. The Bank of New York will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company, which are both (a) received by The Bank of New York as the holder of the ordinary shares and (b) generally made available to the holders of ordinary shares by the Company. The Bank of New York will also send to the owners of ADSs copies of such reports when furnished by the Company pursuant to the Deposit Agreements.

Expenses of Solicitation of Proxies

      The Company will pay the cost of preparing, assembling, printing and mailing the proxy statement, the Notice of Extraordinary General Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Extraordinary General Meeting. Following the original mailing of the proxies and other solicitation materials, the Company will request banks, brokers, dealers and voting trustees or other nominees, including The Bank of New York in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation.

      In addition to solicitation by mail, directors, officers and key employees of the Company may solicit proxies in person or by telephone, telegram or other means of communications. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

Revocability of Proxies

      You may revoke your proxy before it is voted by:

•	providing written notice before the meeting that you have revoked your proxy by mail or facsimile to:

•	If you are a holder of the Company’s ordinary shares SkillSoft Public Limited Company 107 Northeastern Boulevard Nashua, New Hampshire 03062 Attention: Investor Relations Fax: (603) 324-3210

•	If you are a holder of the Company’s ADSs The Bank of New York 101 Barclay Street New York, New York 10286 Attention: James Kelly Fax: 212-571-3050

•	submitting a new signed proxy with a later date to the Company, if you are a holder of ordinary shares, or to The Bank of New York, if you are a holder of ADSs; or

•	if you are a holder of ordinary shares, attending the Extraordinary General Meeting.

SHARE PURCHASE PROPOSAL

     General

      The Company proposes that it enter into a share purchase agreement with CBT (Technology) Limited, a subsidiary of the Company, CBT Finance Limited, a subsidiary of the Company, and Credit Suisse First Boston LLC (“CSFB”) relating to the right to purchase the Company’s ADSs (the “Agreement”). Under the Agreement, the Company shall be entitled to nominate, in addition to CBT (Technology) Limited and CBT Finance Limited, other subsidiaries to become entitled to purchase ADSs of the Company. By approving the Agreement, the Company’s shareholders will provide the Company’s Board of Directors and the board of directors of each of CBT (Technology) Limited and CBT Finance Limited, and of each of the other subsidiaries nominated by the Company (such subsidiaries, CBT (Technology) Limited and CBT Finance Limited are referred to together as the “Purchasing Subsidiaries” and each a “Purchasing Subsidiary”) with the flexibility to respond quickly in making decisions to purchase the Company’s ADSs without incurring undue delay or expense in order to seek shareholder approval prior to each share purchase.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE PROPOSAL

     Summary of The Share Purchase Proposal

      From time to time, the Board of Directors of the Company (or a committee of the Board constituted for that purpose), and/or the board of directors of one or more of the Purchasing Subsidiaries (or a committee of such board constituted for that purpose) may consider the purchase of ADSs (representing the Company’s ordinary shares) to be beneficial to the Company its shareholders and, in the case of a purchase by a Purchasing Subsidiary, that Purchasing Subsidiary, and a means of seeking to enhance shareholder value. In making such decisions, the Company’s Board of Directors (or a committee as the case may be), and, in the case of a purchase by a Purchasing Subsidiary, the board of directors of that Subsidiary (or a committee as the case may be), would take into account various factors including the trading price of the Company’s ADSs, the Board of Directors’ assessment of the Company’s business and prospects and the cash position of the company making the purchase.

      The Companies Act, 1990 of Ireland, as amended, (the “1990 Act”) prohibits: (i) an Irish incorporated limited company from purchasing its own shares unless such purchases are made pursuant to either (1) market purchases or (2) off-market purchases made under a contract (contingent or otherwise) authorized in advance by a special resolution of the shareholders of the company; and (ii) a subsidiary of an Irish incorporated company from being a member of that holding company or from purchasing shares in that holding company unless such purchases are made pursuant to either (1) market purchases; or (2) off-market purchases made under a contract (contingent or otherwise) authorized in advance by a special resolution of the shareholders of both the subsidiary company and the holding company.

      For Irish law purposes, market purchases are deemed to be made only through purchases on the Irish Stock Exchange. Since the securities of the Company are publicly traded only on the NASDAQ National Market and not the Irish Stock Exchange, the shares of the Company cannot be purchased by the Company or by any of the Purchasing Subsidiaries pursuant to market purchases but rather only through such shareholder approved off-market purchases.

      Irish law only permits: (1) an Irish incorporated company to purchase its own shares only out of profits available for distribution to its members or the proceeds of a fresh issue of shares; and (2) a subsidiary company to purchase shares in its holding company only out of profits available for distribution to the subsidiary company’s members.

      While the Company does not currently have profits available for distribution, certain of the Purchasing Subsidiaries may. To the extent that any of the Purchasing Subsidiaries do have profits available for distribution it is proposed, subject to shareholders of the Company approving the terms of the Agreement and to a decision being made to effect any purchases, to either (i) dividend up such of these profits to the Company as it requires, in order to provide it with distributable profits out of which it may then effect the purchases; or (ii) subject to the shareholder of the relevant Purchasing Subsidiary(ies) approving the Agreement for the relevant Purchasing Subsidiary(ies) to effect the purchases themselves out of their distributable profits.

      Under the terms of the Agreement and in accordance with the requirements of Rule 10b-18 promulgated under the Exchange Act, the Company and/or any or all of the Purchasing Subsidiaries may at any time and from time to time during the term of the Agreement request CSFB to purchase on the NASDAQ National Market or in privately negotiated transactions up to an aggregate of 7,000,000 outstanding ADSs (representing 7,000,000 outstanding ordinary shares of the Company) at a per share purchase price which complies with the requirements of Rule 10b-18 and to sell such securities to the company making such request at the price at which CSFB purchased them. Any such purchases of ADSs may only be made by the Company and/or by any or all of the Purchasing Subsidiaries out of its distributable profits.

      In the event that there is any consolidation or sub division of ordinary shares or a bonus issue or scrip dividend of ordinary shares by the Company (a “Share Adjustment”) during the term of the Agreement then in such event the said figure of 7,000,000 outstanding ADSs (representing 7,000,000 outstanding ordinary shares of the Company) referred to in the Agreement shall be adjusted so that the new number of ADSs (representing ordinary shares) shall be determined as follows: 7,000,000 multiplied by the quotient arrived at by dividing the total number of ordinary shares in the capital of the Company in issue immediately after the Share Adjustment by the number of such shares in issue immediately before the Share Adjustment.

      Under the terms of the Agreement, the Company or Purchasing Subsidiary effecting the purchase will agree to pay a commission to CSFB which shall not in any event exceed US$0.05 per ADS purchased.

      The Agreement will terminate on March 24, 2006 and will be governed by the laws of the State of New York.

      Under Section 213 of the 1990 Act, a special resolution of the Members cannot be effected to authorize the share purchase proposal if any Member holding shares to which the share purchase proposal relates vote such shares in favor of the share purchase proposal and the resolution would not have been passed if such members had not done so. At the date of the Extraordinary General Meeting, the Company and the Purchasing Subsidiaries will be unable to determine the exact number of ADSs that will be purchased by the Company and/or the Purchasing Subsidiaries, or the holders of such ADSs, and therefore cannot exclude the holders of such shares from voting on the share purchase proposal. Because of this uncertainty, even if the share purchase proposal is approved by the requisite vote of the Company’s shareholders, the maximum number of ADSs which the Company and the Purchasing Subsidiaries may actually purchase under the share purchase agreement will be reduced to an amount equal to the total number of “excess votes” cast in favor of the share purchase proposal if such amount is less than 7,000,000 ADSs. For this purpose, the “excess votes” are the total number of votes actually cast in favor of the proposal in excess of the total number of votes required to be cast to approve such proposal.

      As required by Section 213 of the 1990 Act, a copy of the Agreement will be made available for inspection by the Members at the registered office of the Company for the 21 days immediately preceding the date of the Extraordinary General Meeting and at the Extraordinary General Meeting itself.

      All ordinary shares (represented by ADSs) purchased by the Company pursuant to the Agreement shall at the option of the Company’s Board of Directors be either cancelled upon their purchase and in such case the Company will instruct the custodian, AIB Custodial Nominees Limited, to cancel the underlying ordinary share certificates or alternatively shall be held as treasury shares.

      All ordinary shares (represented by ADSs) purchased by any Purchasing Subsidiary pursuant to the Agreement shall, for the purposes of the consolidated accounts prepared by the Company, be treated in the same manner as treasury shares, the Purchasing Subsidiary shall not be entitled to exercise any voting rights in respect of any such shares and the profits of such Purchasing Subsidiary available for distribution will be restricted by an amount equal to the total cost of such shares for so long as such shares are held by such subsidiary.

      Although it is the intention of the Company and (subject to the approval of their respective shareholders) the Purchasing Subsidiaries to purchase shares if the shareholders approve this resolution, there is no assurance that the Company or the Purchasing Subsidiaries will, in fact, make any share purchases or that they will purchase all of the 7,000,000 ordinary shares referred to in this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of July 31, 2004 with respect to the beneficial ownership of the Company’s ADSs by:

•	each person known to the Company to own beneficially more than 5% of the Company’s outstanding securities;

•	each director;

•	the Company’s chief executive officer and the four most highly compensated executive officers who were serving as executive officers on January 31, 2004 (the “Named Executive Officers”); and

•	the current directors and executive officers of the Company as a group.

      The number of ADSs beneficially owned by each 5% shareholder, director or executive officer is determined under rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any ADSs representing the ordinary shares which the individual has the right to acquire on or before September 29, 2004 through the exercise of share options, and any reference in the footnotes to this table to shares subject to share options refers only to share options that are so exercisable. For purposes of computing the percentage of outstanding ADSs held by each person or entity, any shares which that person or entity has the right to acquire on or before September 29, 2004, are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

      As of July 31, 2004, the Company had approximately 105,708,200 ordinary shares outstanding. The shareholders of the Company may elect to hold their respective shares of the Company’s outstanding securities in the form of ordinary shares or ADSs. In addition, holders of options to purchase ordinary shares of the Company may, upon exercise of their options, elect to receive such ordinary shares in the form of ADSs. The 5% shareholders, directors and executive officers identified in the following table hold their respective shares of the Company’s outstanding securities in the form of ADSs.

	Amount and Nature of
	Beneficial Ownership

		Percentage
Name and Address of Beneficial Owner	ADSs	Owned

5% Shareholders
Warburg, Pincus Ventures, L.P.(1)	13,279,987	12.6%
Columbia Wanger Asset Management, L.P.(2)	12,225,000	11.6%
Cramer Rosenthal McGlynn, LLC(3)	5,081,700	4.8%
Transamerica Investment Management, LLC(4)	4,983,069	4.7%
Directors
Stewart K.P. Gross(5)	13,292,487	12.6%
Charles E. Moran(6)	2,022,699	1.9%
Gregory M. Priest(7)	1,858,962	1.7%
James S. Krzywicki(8)	129,250	*
Ferdinand von Prondzynski(9)	15,010	*
P. Howard Edelstein	12,500	*
William F. Meagher, Jr.	—	—
Named Executive Officers
Mark A. Townsend(10)	965,906	*
Jerald A. Nine(11)	799,241	*
Colm M. Darcy(12)	128,616	*
All current directors and executive officers as a group (11 persons)	19,966,707	18.1%

*	Less than 1%

(1)	On September 16, 2002, Warburg Pincus Ventures, L.P. (“WPV”), Warburg Pincus & Co. (“WP”) and Warburg Pincus LLC (“WP LLC”) filed a Schedule 13D with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 13,279,987 ADSs, consisting of shares beneficially owned by WPV, WP and WP LLC; the following information is reported in reliance on such filing. WP is the sole general partner of WPV. WPV is managed by WP LLC. The address for WPV is 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

(2)	On February 13, 2004, Columbia Wanger Asset Management, L.P. (“WAM”), WAM Acquisition GP, Inc. (“WAM GP”) and Columbia Acorn Trust (“Acorn”) filed Amendment No. 3 to Schedule 13G with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 12,225,000 ADSs for WAM and WAM GP and 9,900,000 ADSs for Acorn, consisting of shares beneficially owned by WAM, WAM GP and Acorn; the following information is reported in reliance on such filing. WAM is an Investment Adviser registered under section 203 of the Investment Advisors Act of 1940 and reports ADSs acquired on behalf of discretionary clients. Acorn is a discretionary client of WAM. WAM GP is the general partner of WAM. WAM, WAM GP and Acorn file jointly pursuant to a Joint Filing Agreement dated February 13, 2004 among WAM, WAM GP and Acorn. The address of WAM, WAM GP and Acorn is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(3)	On February 6, 2004, Cramer Rosenthal McGlynn, LLC (“Cramer”) filed Amendment No. 1 to Schedule 13G with the SEC reporting beneficial ownership with respect to 5,081,700 ADSs, consisting of 2,411,700 ADSs for which Cramer has sole voting power, 2,420,100 ADSs for which Cramer has sole dispositive power, 2,556,100 ADSs for which Cramer has shared voting power and 2,525,600 ADSs for which Cramer has shared dispositive power; the following information is reported in reliance on such filing. The Amendment No. 1 to Schedule 13G filing with the SEC was filed erroneously with respect to SkillSoft Corporation rather than SkillSoft PLC. Cramer is an Investment Adviser registered under section 203 of the Investment Advisors Act of 1940. The address of Cramer is 520 Madison Avenue, New York, New York 10022.

(4)	On December 30, 2003, Transamerica Investment Management, LLC (“TIM”) filed Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 4,983,069 ADSs; the following information is reported in reliance on such filing. The Amendment No. 2 to Schedule 13G filed with the SEC was filed erroneously with respect to SkillSoft Corporation rather than SkillSoft PLC. TIM is deemed to be the beneficial owner pursuant to separate arrangements whereby TIM acts as investment adviser to certain individuals and entities. The address of TIM is 1150 S. Olive Street, Los Angeles, California 90015.

(5)	Mr. Gross, a director of the Company, is a managing director and member of WP LLC and a general partner of WP. Mr. Gross disclaims beneficial ownership of these shares. See Note 1 of this table. Mr. Gross’s address is c/o WPV, 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147. Includes 12,500 ADSs issuable upon exercise of share options held by Mr. Gross.

(6)	Includes 733,036 ADSs issuable upon exercise of share options held by Mr. Moran, 11 ADSs held by Mr. Moran’s wife, 2,367 ADSs held in a family trust of which Mr. Moran is a trustee, and 1,287,285 ADSs beneficially owned by Mr. Moran’s wife, as trustee of various trusts for the benefit of Mr. Moran’s children. Mr. Moran disclaims beneficial ownership of the shares held in trust.

(7)	Includes 1,847,803 ADSs issuable upon exercise of share options held by Mr. Priest.

(8)	Includes 126,250 ADSs issuable upon exercise of share options held by Mr. Krzywicki.

(9)	Includes 15,000 ADSs issuable upon exercise of share options held by Dr. von Prondzynski.

(10)	Includes 457,955 ADSs issuable upon exercise of share options held by Mr. Townsend and 59,185 ADSs beneficially owned by Mr. Townsend’s wife as trustee of the MCM Trust. Mr. Townsend disclaims beneficial ownership of the shares held in trust.

(11)	Includes 416,676 ADSs issuable upon exercise of share options held by Mr. Nine and 332,244 ADSs held by Mr. Nine’s wife as trustee of the Kimberly M. Nine Revocable Trust. Mr. Nine disclaims beneficial ownership of the shares held in trust.

(12)	Represents 128,616 ADSs issuable upon exercise of share options held by Mr. Darcy.

OTHER MATTERS

Other Business

      The Board of Directors knows of no other business which will be presented for consideration at the Extraordinary General Meeting other than the proposal described above. However, if any other business is properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares covered by such proxy, to the extent permitted by the SEC’s proxy rules, in accordance with their best judgment on such matters.

Shareholder Proposals To Be Presented at the 2005 Annual General Meeting

      Proposals of the Company’s shareholders that are intended for possible inclusion, pursuant to Rule 14a-8 under the Exchange Act, in the proxy statement and form of proxy relating to the Company’s 2005 Annual General Meeting of Shareholders must be received at the Company’s U.S. headquarters located at 107 Northeastern Boulevard, Nashua, New Hampshire 03062 no later than March 29, 2005 and must satisfy the conditions established by the SEC for such proposals.

      Matters which shareholders wish to present for action at the 2005 Annual General Meeting of Shareholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act) must be received by the Company at least 45 days before the date on which the Company mails its proxy materials for the 2005 Annual General Meeting or, if the Company changes the date of the 2005 Annual General Meeting by more than 30 days from the 2004 Annual General Meeting, a reasonable time before the Company mails its proxy materials.

Important Notice Regarding Delivery of Security Holder Documents

      Some banks, brokers and other nominee record holders are participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact the Company at the following address or phone number: SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, NH 03062, (603-324-3000). If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

By Order of the Board of Directors,

CHARLES E. MORAN,
Chief Executive Officer

August 27, 2004

The Board of Directors hopes that Members will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Members who attend the meeting may vote their shares personally even though they have sent in their proxies.

Appendix A

SKILLSOFT PUBLIC LIMITED COMPANY (the “Company”)

THIS PROXY FOR THE EXTRAORDINARY GENERAL MEETING IS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned Member of the Company, a public limited company incorporated under the laws of Ireland, hereby acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders and proxy statement, dated August 27, 2004 and hereby appoints Charles E. Moran and Jennifer M. Caldwell, and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company’s Extraordinary General Meeting to be held at 8:00 a.m. on September 24, 2004 at Binchys Solicitors, 40 Lower Baggot Street, Dublin 2, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof and in their discretion, and to the extent permitted by the applicable rules of the Securities and Exchange Commission, upon such other matters as may properly come before the Extraordinary General Meeting, including for the avoidance of doubt, any proposal to adjourn all or any matters proposed for consideration at the meeting.

NOTES:

1.	A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Extraordinary General Meeting.

2.	In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.

3.	In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.

4.	To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company’s Registrars, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Extraordinary General Meeting or adjourned Extraordinary General Meeting.

5.	Any alterations made to this proxy form should be initialed.

6.	On a poll a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

A-1

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:

				FOR	AGAINST	ABSTAIN
To approve the terms of a share purchase agreement to be entered into among the Company, CBT (Technology) Limited, a subsidiary of the Company, CBT Finance Limited, a subsidiary of the Company,
and Credit Suisse First Boston LLC.				☐	☐	☐

Mark here if you plan to attend the Extraordinary General Meeting.	☐	Mark here, and indicate below, for a change of address.	☐

Please sign exactly as name appears below. When shares are held by joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by an authorized person.

Date:	,	2004

Signature

(Print Name):

Signature

(Print Name):

A-2